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                                                                       EXHIBIT 5

                       Winthrop, Stimson, Putnam & Roberts
                             One Battery Park Plaza
                            New York, New York 10004

                                  July 19, 1995

Arrow Electronics, Inc.
25 Hub Drive
Melville, NY  11747

         Re: Arrow Electronics, Inc. - Registration Statement on Form S-8 relating to the Arrow Electronics, Inc. Stock Option Plan - 1991 and Arrow Electronics, Inc. Restricted Stock Plan - 1991 (the "Plans")
                  -------------------------------------------------------------

Ladies and Gentlemen:

                  In connection with the proposed issuance of up to 1,650,000 shares of Arrow Electronics, Inc.'s common stock, $1.00 par value (the "Shares"), pursuant to the Plans and with respect to which a Registration Statement on Form S-8 has been prepared for filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), we have examined such corporate records, other documents and questions of law as we considered necessary for the purposes of this opinion.

                  We are of the opinion that when:

                  (a) the applicable provisions of the Act and of state securities or blue sky laws shall have been complied with; and

                  (b) your Board of Directors shall have duly authorized the issuance of such Shares, and the Shares shall have been duly issued and paid for in an amount not less than the par value thereof,



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Arrow Electronics, Inc.               -2-                          July 19, 1995


the Shares will be legally issued, fully paid and nonassessable.

                  We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement on Form S-8 and to the reference to us under the caption "Legal Opinion" in the Registration Statement, and any amendments thereto, filed in connection with the Plans.

                                          Very truly yours,

                                          /s/Winthrop, Stimson, Putnam & Roberts